EXHIBIT 3.1

BYLAWS OF

BIO NEXUS GENE LAB CORP.

ARTICLE I

(Offices)

Section 1.1. Principal Office. The principal office of the corporation shall be located at such place as the board shall designate. The corporation may have such other offices and places of business, either within or outside of Wyoming, as the board may designate or as the affairs of the corporation may require.

Section 1.2. Registered Office. The registered office required by the Wyoming Corporation Code may, but need not, be identical with the principal office if in Wyoming, and the address of the registered office may be changed from time to time by the board. The board shall also appoint and maintain a registered agent, or agents if necessary.

ARTICLE II

(Shareholders)

Section 2.1. Annual Meeting. Unless otherwise designated by the board, the annual meeting of shareholders shall be held during the month of May, at a time and date fixed by the board, or at such other time as may be determined by the board, for the purpose of electing directors and for the transaction of such other business as may lawfully and properly come before the meeting. If the election of directors shall not be held at the annual meeting, or at any adjournment thereof, the board shall cause the election to be held at a special meeting as soon thereafter as convenient.

Section 2.2. Special Meetings. Special meetings may be called as set forth in the Wyoming Corporation Code.

Section 2.3. Place of Meeting. The board may designate any place, either in or outside of Wyoming, as the place for any annual meeting or any special meeting called by the board. If no designation is made, or if a special meeting shall be called otherwise than by the board, the place of the meeting shall be the registered office.

Section 2.4. Notice of Meeting; Waiver. Written notice or waiver thereof shall be made in accordance with the Wyoming Corporation Code.

Section 2.5. Conduct of Meeting. The president shall call meetings to order and act as chairman. In the absence of the president, any shareholder entitled to vote at that meeting, or any proxy of such shareholder, may call the meeting to order and a chairman shall be elected by a majority of the shareholders entitled to vote at that meeting. Any person appointed by the chairman shall act as secretary of such meeting.

Section 2.6. Closing of Transfer Books or Fixing of Record Date. The Wyoming Corporation Code shall govern the closing of transfer books or the fixing of a record date for purposes of shareholders' meetings or for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose.

Section 2.7. Quorum. Unless otherwise provided by the articles of incorporation, one-third of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting. If a quorum is not represented at a meeting, a majority of the shares present may adjourn the meeting without further notice for a period not to exceed 60 days at any one adjournment. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders so that less than a quorum remains. If a quorum is present, the affirmative vote of a majority of the shares represented and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Section 2.8. Proxies. At all meetings, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the meeting before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

Section 2.9. Informal Action by Shareholders. Any action required or allowed to be taken at a meeting may be taken without a meeting; provided, however, that a consent in writing setting forth the action so taken shall be signed by those shareholders entitled to vote who are sufficient to result in the passage of the matter under Wyoming law. This consent shall have the same force and effect as a vote of the shareholders, and may be stated as such in any articles or document filed with the Secretary of State for the State of Wyoming under the Wyoming Corporation Code.

ARTICLE III

(Board of Directors)

Section 3.1. General Powers. The property, business and affairs of the corporation shall be managed by the board, except as otherwise provided in the Wyoming Corporation Code or the articles of incorporation. The board shall have all powers to act as set forth in the laws of Wyoming.

Section 3.2. Performance of Duties. A director shall perform his duties in good faith, including his duties as a member of any committee upon which he may serve, and in a manner reasonably believed to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Each directors' actions shall be subject to the business judgment rule and each director shall be free from liability to the full extent provided by the Wyoming Corporation Code.

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Section 3.3. Number, Tenure and Qualifications. The number of directors shall initially be set at the organizational meeting therefore, or unanimous consent in lieu thereof. The number of directors shall not exceed seven (7), nor be less than one (1), and the maximum number of directors may be increased by the majority vote of the then existing directors. The directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his successor shall have been elected and qualified. Directors shall be 18 years of age or older, but need not be residents of Wyoming or shareholders. Directors shall be removable in the manner provided by the Wyoming Corporation Code. A chairman shall be elected by the initial director or later by the shareholders who will preside over the meetings.

Section 3.4. Resignation. Any director may resign at any time by giving notice (either oral or written) of his resignation to the board, the president or the secretary. The resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5. Removal. Except as otherwise provided in the articles of incorporation or in these bylaws, any director may be removed, either with or without cause, at any time by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote for the election of directors at a special meeting of the shareholders called and held for such purpose.

Section 3.6. Vacancies. Any vacancy occurring in the board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum.

Section 3.7. Regular Meetings. A regular meeting of the board shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The board may provide by resolution the time and place, either within or outside of Wyoming, for the holding of additional regular meetings without other notice than such resolution.

Section 3.8. Notice. Notice of any special meeting shall be given at least forty-eight (48) hours previous thereto by written notice delivered personally, by email (to the email address on record for each such director) or mailed to each director at his business address. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.

Section 3.9. Quorum. A majority of the number of directors in office at the time of the meeting shall constitute a quorum for the transaction of business, but if less than such a majority is present, a majority of the directors present may adjourn the meeting from time to time without further notice.

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Section 3.10. Manner of Acting. If a quorum is present, the affirmative vote of a majority present and entitled to vote on that particular matter shall be the act of the board, unless the vote of a greater number is required by law or the articles of incorporation.

Section 3.11. Compensation. By resolution of the board, any director may be reimbursed for all reasonable expenses incurred in attending any meeting and may be paid a fixed sum for attendance at such meeting, or receive a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.12. Committees. The board, by resolution adopted by a majority elected and qualified at the time of the resolution, may designate two or more directors to constitute an executive or any other committee, which shall have and may exercise all of the authority of the board or such lesser authority as may be set forth in said resolution. No such delegation of authority shall operate to relieve the board or any director from any responsibility imposed by law. The board shall at any time have the power to fill vacancies in, to change the size or constituent membership of and to discharge any committee in whole or in part. Each committee shall keep a written record of its acts and proceedings and shall submit this record to the board at each regular meeting thereof and at such other times as may be requested by the board. Failure to submit this record or of the board to approve any action set forth therein shall not invalidate any action taken by the committee to the extent the action was carried out prior to the time it was or should have been submitted to the board.

Section 3.13. Informal Action by Directors. Any action required or permitted to be taken at a meeting of directors, or at any meeting of any committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors, and may be stated as such in any articles or documents filed with the Secretary of State for the State of Wyoming under the Wyoming Corporation Code.

Section 3.14. Meetings by Telephone. Members of the board or any committee may participate in a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person.

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ARTICLE IV

(Officers and Agents)

Section 4.1. General. The officers shall initially be a chairman, president, a secretary and a treasurer, each of whom shall be elected by the board. The board may also appoint one or more vice presidents and such other officers, assistant treasurers, and assistant secretaries as may be necessary, each of whom shall be chosen in such manner and hold office for such terms and have such authority and duties as from time to time may be determined by the board, or which may otherwise be commensurate with their position. The salaries of all the officers shall be fixed by the board. One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary. The officers shall be 18 years of age or older. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board, such officer, agent or employee shall follow the orders and instructions of (a) the president, or if a chairman of the board has been elected, then (b) the chairman. A Chairman of the Board, if there is one, will preside over meetings of the shareholders and the Board of Directors. Except as required by law, the Chairman of the Board possesses the same power as the President of the Corporation to sign all agreements, documents, certificates and other instruments as an officer of the Corporation. The Chairman of the Board may perform such other duties and have such powers as assigned to him by the Board of Directors.

Section 4.2. Election and Term in Office. The officers shall be elected by the board annually at the first meeting held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the first of the following occurs: until his successor shall have been duly elected and shall have qualified; until his death; until he shall resign; or until he shall have been removed in the manner hereinafter provided.

Section 4.3. Removal. Any officer, agent or employee may be removed by the board or by an executive committee, if any, whenever in its judgement the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contracts rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.4. Vacancies. A vacancy in any office, however occurring, may be filled by the board for the unexpired portion of the term.

Section 4.5. Bonds. If the board by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the board, may deem sufficient, conditioned upon the faithful performance of that officer's or agent's duties and offices.

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ARTICLE V

(Stock)

Section 5.1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and by the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, if any. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board. No certificate shall be issued until the shares represented thereby are fully paid. Once issued, shares shall be nonassessable.

Section 5.2. Record. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the corporation issued, the number of shares represented by each such certificate, the date of issuance and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof, and thus the holder of record of such shares of stock for all purposes.

ARTICLE VI

(Indemnification of Officers and Directors)

The corporation has the power to indemnify current or former directors, officers, employees, and agents to the fullest extent provided in its Articles of Incorporation and by the Wyoming Corporation Code as amended and in effect on the date of the adoption of this article.

ARTICLE VII

(Instruments; Loans, Checks, Deposits; Proxies)

Section 7.1. Execution of Instruments. The president shall have the power to execute and deliver on behalf of and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in the articles of incorporation or these bylaws or where the execution and delivery thereof shall be expressly delegated by the board to some other officer or agent of the corporation. Unless authorized to do so by these bylaws or by the board, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 7.2. Loans. The corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the corporation, or directors of another corporation of which the corporation owns a majority of the voting stock, only upon compliance with the requirements of the Wyoming Corporation Code. No loans shall be contracted for on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board. Such authority may be general or confined to specific instances.

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ARTICLE VIII

(Miscellaneous)

Section 8.1. Amendments. The board shall have the power to alter, amend or repeal the bylaws or adopt new bylaws of the corporation at any regular meeting of the board or at any special meeting called for that purpose, subject to repeal or change by action of the shareholders.

Section 8.2. Emergency Bylaws. Subject to repeal or change by action of the shareholders, the board may adopt emergency bylaws in accordance with and pursuant to the provisions of the Wyoming Corporation Code.

The above and foregoing constitute the true, correct and complete bylaws of Bionexus Gene Lab Corp., a Wyoming corporation, as adopted by its directors on September 4, 2024.

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